Exhibit 1

POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Ronald Klain, its true and lawful attorney-in-fact and agent, with full power to act for it, and in its name, place and stead, in any capacities, to sign and file on its behalf any and all Forms 3, 4 and 5 relating to equity securities of Gaiam, Inc., a Colorado corporation (the "Company"), pursuant to the requirements of Section 16 of the Securities and Exchange Act of 1934 ("Section 16"), hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as it might or could do, hereby ratifying and confirming that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This Power of Attorney, unless earlier revoked by the undersigned in writing, shall be valid until the undersigned's reporting obligations under Section 16 with respect to equity securities of the Company shall cease.


         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of February 2007.

                                       Revolution Management Company LLC

                                       /s/ STEPHEN M. CASE
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